EXHIBIT 10.29

STOCK OPTION GRANT AGREEMENT
(Non-Qualified Stock Options)

     THIS AGREEMENT, made as of this 29th day of November, 2005 between Newton Acquisition, Inc. (the "Company") and Burton M. Tansky (the "Participant").

     WHEREAS, the Company has adopted and maintains the Newton Acquisition, Inc. Management Equity Incentive Plan (the "Plan") to promote the interests of the Company and its Affiliates and stockholders by providing the Company's key employees and others with an appropriate incentive to encourage them to continue in the employ of and provide services for the Company or its Affiliates and to improve the growth and profitability of the Company;

     WHEREAS, the Plan provides for the Grant to Participants in the Plan of Non-Qualified Stock Options to purchase shares of Common Stock of the Company.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

     1.  Grant of Options. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant a NON-QUALIFIED STOCK OPTION (the "Option") with respect toi 16,349.1798 shares of Common Stock of the Company. A portion of the Option with respect to 9,079.7947 shares of Common Stock of the Company will be a Performance Option (the "Performance Option Grant"), and the remainder, with respect to 7,269.3851 shares of Common Stock of the Company, will be a Fair Value Option (the "Fair Value Option Grant").

     2.  Grant Date. The Grant Date of the Option hereby granted is November 29,2005; provided that for purposes of the Accreting Exercise Price (as defined in the Plan) and vesting pursuant to Section 5 hereof, the Grant Date shall be October 6, 2005.

     3.  Incorporation of Plan. Except as provided herein, all terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. All capitalized terms used and not defined herein shall have the meaning given to such terms in the Plan.

     4.  Exercise Price. The exercise price of each share of Common Stock underlying the Option hereby granted is $1445. The portion of the Option that is a Performance Option will have an Accreting Exercise Price in accordance with the Plan.

     5.  Vesting Date.

         a.  Provided that the Participant is employed with the Company or its Affiliates on each such date, except as otherwise provided herein, the Option shall become exercisable as follows:
i.

Fair Value Option Grant. A portion of the Fair Value Option Grant with respect to 459.5392 shares of Common Stock shall vest and become exercisable on the first anniversary of the Grant Date. Thereafter, on each of the next three anniversaries of the Grant Date, a portion of the Option with respect to 2,269.9486 shares of Common Stock shall vest and become exercisable.

ii.

Performance Option Grant. A portion of the Performance Option Grant with respect to 2,269.9486 shares of Common Stock shall vest and become exercisable on each of the first four anniversaries of the Grant Date.

     b.  If the Participant's employment is terminated without Cause, as defined in the Employment Agreement, dated October 6, 2005 by and among NMG, Newton Acquisition Merger Sub, Inc., the Company and the Participant, as such agreement may be amended from time to time (the "Employment Agreement"), or the Participant terminates his employment for Good Reason, as defined in the Employment Agreement, the Participant shall automatically be vested in the lesser of 100% of the Option or the sum of (i) the portion of the Fair Value Grant and Performance Option Grant that would have vested had the Participant been employed on the next occurring anniversary of the Grant Date immediately following such termination of employment (the "Subsequent Anniversary") and (ii) with respect to each of the Fair Value Option Grant and the Performance Option Grant, the product of (A) a fraction, the numerator of which is the number of days the Participant was employed by the Company or its Affiliates from the anniversary of the Grant Date immediately prior to the Subsequent Anniversary to the date of termination and the denominator of which is 365 and (B) 2,269.9486. Vesting shall otherwise cease as of the date of such termination and any unvested portion of the Option will be forfeited.

     c.  Notwithstanding the foregoing, the entire Option shall become vested and exercisable in the event of a Change of Control, or the Participant's death or his termination of employment by reason of his Inability to Perform, as defined in the Employment Agreement.

     6.  Expiration Date. Subject to the provisions of the Plan, with respect to the Option or any portion thereof which has not become exercisable, the Option shall expire on the date the Participant's Employment is terminated for any reason, and with respect to any Option or any portion thereof which has become exercisable (including pursuant to Paragraph 5(b) or (c)), the Option shall expire on the earlier of: (i) 90 days after the Participant's termination of Employment other than for Retirement, Cause, death or Disability; (ii) one year after termination of the Participant's Employment by reason of Retirement, death or Disability; (iii) the commencement of business on the date the Participant's Employment is, or is deemed to have been, terminated for Cause; or (iv) the tenth anniversary of the Grant Date.

     7.  Net-Physical Settlement. Within 30 days of the tenth anniversary of the Grant Date or in the event that a Participant's Employment terminates due to death, Disability or Retirement or is terminated by the Company without Cause or by the Participant for Good Reason, the Company will permit such Participant to exercise all or any portion of his or her then-exercisable and outstanding Option through net-physical settlement (to satisfy both the exercise price and applicable withholding taxes (at the minimum statutory withholding rate)), to the extent permitted under Section 409A of the Code; provided that the Company's Chief Financial Officer makes a good faith determination at such time and after reasonable efforts to consult with the Company's independent auditors that net physical settlement of any such Options would not produce materially less favorable accounting consequences for the Company than if the exercise price for any such Options were paid in cash. The partial exercise of the Option, alone, shall not cause the expiration, termination or cancellation of the remaining Options.

     8.  Construction of Agreement. Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement by the Company shall be implied by the Company's forbearance or failure to take action. No provision of this Agreement shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code; provided that the Company shall use commercially reasonable efforts to put the Participants in the same position as they would have been in but for the application of this Paragraph 8.

     9.  Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver .of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

     10.  Limitation on Transfer. The Option shall be exercisable only by the Participant or the Participant's Permitted Transferee(s), as determined in accordance with the terms of the Plan, except that the Participant is not required to obtain the prior written approval by the Board of any proposed Transfer to a Permitted Transferee during the lifetime of the Participant. Each Permitted Transferee shall be subject to all the restrictions, obligations, and responsibilities as apply to the Participant under the Plan and this Stock Option Grant Agreement and shall be entitled to all the rights of the Participant under the Plan, provided that in respect of any Permitted Transferee which is a trust or custodianship, the Option shall become exercisable and/or expire based on the employment and termination of employment of the Participant. All shares of Common Stock obtained pursuant to the Option granted herein shall not be transferred except as provided in the Plan and, where applicable, the Management Stockholders' Agreement.

     11.  Conflicts: Interpretation of the Plan Provisions. The terms of this Agreement shall govern pari passu with the terms of the Plan, and the parties hereby agree to work together to resolve any inconsistency between the terms of the Plan and the terms of this Agreement. Notwithstanding anything to the contrary in the Plan or this Agreement, the Board and the Participant shall receive equal deference with respect to interpretations of the Plan and this Agreement insofar as such interpretations affect the Option granted hereunder.

     12.  Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

     13.  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     14.  Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions governing conflict of laws.

     15.  Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Board in respect of the Plan, this Agreement and the Option shall be final and conclusive. The Participant further acknowledges that, prior to the existence of a Public Market, no exercise of the Option or any portion thereof shall be effective unless and until the Participant has executed the Management Stockholders' Agreement and the Participant hereby agrees to be bound thereby.

*    *    *    *    *

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement, the Plan and the Management Stockholders' Agreement as of the day and year first written above.

NEWTON ACQUISITION, INC.

/s/ Nelson A. Bangs

By:	Nelson A. Bangs
Title:	Senior Vice President

/s/ Burton M. Tanksy

Burton M. Tansky